                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Thomasville Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          THOMASVILLE BANCSHARES, INC.
                             301 NORTH BROAD STREET
                           THOMASVILLE, GEORGIA 31792

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 2000


          The Annual Meeting of Shareholders of Thomasville Bancshares, Inc. (the "Company") will be held on Tuesday, May 23, 2000 at 5:00 P.M., at the principal offices of the Company, 301 North Broad Street, Thomasville, Georgia 31792, for the following purposes:

          (1) to elect four Class II directors to serve for a term of three years and until their successors are elected and qualified;

          (2) to ratify the appointment of Francis & Co., CPAs as auditors for the Company and its subsidiaries for the fiscal year 2000; and

          (3) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

          Only shareholders of record at the close of business on April 24, 2000 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

          A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                    By Order of the Board of Directors,


                                    /s/ Stephen H. Cheney
                                    Stephen H. Cheney
                                    President and Chief Executive Officer

Thomasville, Georgia
April 28, 2000





    PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE
        MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                          THOMASVILLE BANCSHARES, INC.
                             301 NORTH BROAD STREET
                           THOMASVILLE, GEORGIA 31792


                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 23, 2000

                           --------------------------

                                PROXY STATEMENT

                           --------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Thomasville Bancshares, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on Tuesday, May 23, 2000, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 28, 2000. The address of the principal executive offices of the Company is 301 North Broad Street, Thomasville, Georgia 31792.

         Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted for the election of the nominees named below and for the ratification of Francis & Co. as independent auditors. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

         The record of shareholders entitled to vote at the Annual Meeting was taken on April 24, 2000. On that date, the Company had outstanding and entitled to vote 1,380,000 shares of common stock, par value $1.00 per share, with each share entitled to one vote.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

         The Board of Directors of the Company, pursuant to the Company's Bylaws, has set the number of directors to serve for the next year at 13, four of whom are to be elected at the 2000 Annual Meeting of Shareholders. The Company's Articles of Incorporation provide for a classified board of directors, whereby approximately one-third of the members of the Company's Board of Directors are elected each year at the Company's Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires at the Annual Meeting will be elected for a three year term. All Class II directors are presently standing for election to the Board of Directors and, if elected, will serve for a term of three years.

         In the event that any nominee withdraws or for any reason is not able to serve as director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than four nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the common stock is required for the election of the four nominees standing for election. All of the nominees for Class II directors have been directors of the Company since March 1995, with the exception of Ms. Diane Parker. Ms. Parker has served as director of the Company since May 1999, but has served as a director of the Bank since September 1997. The Board of Directors recommends the election of the four nominees listed below. Management of the Company has no reason to believe that any nominee will not serve if elected.

         The following persons have been nominated by management for election to the Board of Directors as Class II directors, to succeed themselves for a term of three years and until their successors are elected and qualified:

         CHARLES E. HANCOCK, M.D., age 40, is a Board Certified Orthopedic Surgeon in private practice in Thomasville, Georgia at the Thomasville Orthopedic Center where he has practiced since 1991. He is a member of The American Academy of Orthopedic Surgeons. Dr. Hancock is also affiliated with the Archbold Medical Center and the Medical Association of Georgia. He is also Chairman and Chief Executive Officer of Affiliated Physicians, a physicians practice management company based in Thomasville.

         CHARLES H. HODGES, III, age 35, has served as Executive Vice President of the Company since its inception in January 1995. Mr. Hodges joined C&S National Bank (now Bank of America) in Atlanta, Georgia in March 1986, and was promoted to Credit Manager in the Factoring Division where he served until July 1987. From July 1987 to January 1995, he served as Vice President of the Thomasville Division of Trust Company Bank of South Georgia, N.A. In addition, Mr. Hodges serves a board member of several key organizations, including United Way, Downtown Development Authority and the Thomas County Historical Society. Mr. Hodges is also the Chairman-Elect of the Thomasville/Thomas County Chamber of Commerce.

         HAROLD L. JACKSON, age 51, is the President and General Manager of Petroleum Products, Inc., a distributor of fuel and oil products to retail, industrial and agricultural customers throughout South Georgia. From 1992 to January 1995, Mr. Jackson served as a member of the Advisory Board of Directors of Trust Company Bank of South Georgia, N.A. He is also a member and past President of the Thomasville Shriners Club and is a member of the Masonic Lodge.

         DIANE W. PARKER, age 59, is the owner of The Gift Shop, Ltd. She joined the Board of Directors of Thomasville National Bank in September 1997 and was elected to the Company's Board of Directors in May 1999. She is also Vice-President of Williams & Parker LLC and The Williams Family Foundation of Georgia. She is a past Vice-Chairman of the Thomasville Antiques Show and is a Thomasville Antiques Show Foundation, Inc. Board Member.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

         Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the 2000 Annual Meeting of Shareholders.

         CHARLES A. BALFOUR, age 36, served as Vice President of Balfour Pulpwood Company, Inc., a family-owned business, from 1989 to 1994 and since 1994, has served as President. Mr. Balfour is also Executive Vice President of Balfour Lumber Company. Mr. Balfour serves on the Vestry of St. Thomas Episcopal Church, of which he is currently Treasurer. Mr. Balfour also serves on the Board of the Georgia Forestry Association. From 1992 to January 1995, he served on the Advisory Board of Directors of Trust Company Bank of South Georgia, N.A.

         CLIFFORD S. CAMPBELL, JR., age 71, has been retired since 1989. From 1969 to 1989, he was the Chairman, President and Chief Executive Officer of C&S Bank of Thomas County and subsequently C&S National Bank - Thomasville. For fifteen years prior to 1969, Mr. Campbell held numerous positions with both Trust Company Bank of Georgia in Atlanta and the C&S Bank of Albany. Mr. Campbell remains active in numerous civic affairs. He is currently a member of the Board of Directors and past Chairman of Archbold Medical Center. He also served on the Boards of Thomasville Rotary Club, Thomas County Historical Society and the Thomasville/Thomas County Chamber of Commerce. Mr. Campbell also served as a member of the Thomasville City Board of Education.

         STEPHEN H. CHENEY, age 42, has served as President of the Company since its inception in March 1995. Mr. Cheney joined Trust Company Bank of South Georgia, N.A. in February 1985, and from 1987 to January 1995, served as President of the Thomasville Division. From 1981 to 1985, Mr. Cheney spent two years with an accounting firm and two years in private business. In addition to his profession, Mr. Cheney is presently a member of the Board of Directors of the Thomasville Y.M.C.A., President of Thomasville Team 2000 and a member of the Thomasville Payroll Development Authority. He is also past Chairman of the Thomasville/Thomas County Chamber of Commerce and former Vice Chairman of the Thomasville Housing Authority.

         DAVID A. CONE, age 35, is the President of Cone Machinery, Inc., a manufacturer of sawmill equipment. He has served as President of Cone Machinery for eight years, previously serving as Vice President and Sales Manager. He joined the Board of Directors of Thomasville National Bank in May 1996 and was elected to the Company's Board of Directors in May 1999. He currently serves on the Board of Directors of the Thomasville Y.M.C.A. and is a member of the Thomasville Kiwanis Club. He is also on the Thomasville/Thomas County Recreation Advisory Board.

         DAVID O. LEWIS, age 68, joined the Board of Directors of Thomasville National Bank in September 1997 and was elected to the Company's Board of Directors in May 1999. Mr. Lewis is a retired Senior Buyer for General Electric. He is past President of the Minority Business and Professional Association. He currently serves on the Board of Trustees of Thomas College and is also a member of the Board of the Thomasville Cultural Center, the Historical Society, the Humane Society and the Heritage Foundation.

         CHARLES W. MCKINNON, JR., age 65, is a broker with First Thomasville Realty, Ltd., one of the largest real estate companies in Southwest Georgia. He has been actively involved in selling and developing shopping centers, food stores, office buildings and warehouses. His civic and professional leadership roles, past and present, include City Commissioner, an advisory director of NationsBank (now Bank of America), director of Industrial Development for City of Thomasville, director of Thomasville/Thomas County Chamber of Commerce, member of Georgia Development Council, lifetime membership in Thomasville Area Board's Million Dollar Club, Real Estate Leaders of America, International Council of Shopping Centers, National Association of Realtors, and Farm and Land Institute.

         RANDALL L. MOORE, age 40, is President and Co-Owner of Moore & Porter Produce of Thomasville, Inc., a wholesaler of a full line of vegetables. He joined the Board of Directors of Thomasville National Bank in May 1996 and was elected to the Company's Board of Directors in May 1999. He currently serves on the Board of Directors of Glen Arven Country Club.

         COCHRAN A. SCOTT, JR., age 44, has served as President of Scott Hotels, Inc., a hotel management and development company, since 1996 and from 1987 to 1995 was the President of C.A. Scott Construction Co., a commercial contracting firm specializing in roofing systems. Mr. Scott served on the Advisory Board of Directors of Trust Company Bank of South Georgia, N.A. for six years until resigning in January 1995.

         RICHARD L. SINGLETARY, JR., age 40, is the President of four real estate development companies primarily focused on residential and multi-family real estate in Tallahassee, Florida. Mr. Singletary has been developing real estate since 1990 and his previous work experience includes five years of banking with the First National Bank of Atlanta. Mr. Singletary is also a member of the Thomasville City Council and the Brookwood School Board of Directors.

         There are no family relationships between any director or executive officer of the company and any other director or executive officer of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

        Although it is not the Company's obligation to make filings pursuant to
Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to the Chief Financial Officer of the Company as to whether any transactions in the Company's Common Stock occurred during the previous month.

                       MEETINGS OF THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company held three meetings during the year ended December 31, 1999. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors of the Company. The Board of Directors of the Company does not have any committees, the functions which would normally be performed by such committees being reserved to the full Board of Directors.

         The Board of Directors of the Company is expected to create an Audit Committee and a Compensation Committee at the upcoming annual meeting of the Board of Directors.

         The Board of Directors of the Bank held 12 meetings during 1999. The Executive Committee of the Bank presently consists of Stephen H. Cheney, Charles H. Hodges, III, Charles W. McKinnon, Jr., Richard L. Singletary, Jr. and Clifford S. Campbell, Jr. The Executive Committee exercises the authority of the Board of Directors of the Bank between regular meetings of the Board of Directors. The Executive Committee held 12 meetings during 1999.

         The Compensation Committee of the Bank presently consists of David A. Cone, Charles W. McKinnon, Jr., Richard L. Singletary, Jr. and Stephen H. Cheney. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management. The Compensation Committee held one meeting during 1999.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of April 24, 2000 with respect to ownership of the outstanding common stock of the Company by (i) all persons known by the Company to own beneficially more than 5% of the outstanding shares of the common stock of the Company, (ii) each director of the Company and director nominee, and (iii) all executive officers and directors of the Company as a group.


                                                                                          PERCENT OF
                                                             AMOUNT AND NATURE OF        OUTSTANDING
NAME OF BENEFICIAL OWNER                                    BENEFICIAL OWNERSHIP(1)         SHARES
------------------------                                    -----------------------      -----------
Charles A. Balfour....................................            21,610(2)                  1.57%
Clifford S. Campbell, Jr..............................             2,300(3)                  *
Stephen H. Cheney.....................................            69,584(4)                  4.92%
David A. Cone.........................................             5,755(5)                  *
Charles E. Hancock, M.D. .............................            15,920(6)                  1.16%
Charles H. Hodges, III................................            45,954(7)                  3.25%
Harold L. Jackson ....................................            13,695(8)                  1.00%
David O. Lewis......................................               1,260(9)                  *
Charles W. McKinnon, Jr...............................            22,505(10)                 1.63%
Randall L. Moore......................................            30,730(11)                 2.23%
Diane W. Parker.......................................            20,305(12)                 1.48%
Cochran A. Scott, Jr..................................            35,000(13)                 2.54%
Richard L. Singletary, Jr.............................            83,135(14)                 6.02%
     All executive officers and directors
         as a group (13 persons)......................           365,817(15)                25.19%

-------------------------------

*   Less than 1% of outstanding shares

(1) Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 1,380,000 shares outstanding, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties who hold presently exercisable options are based upon the sum of 1,380,000 shares plus the number of shares subject to presently exercisable options held by them, as indicated in the following notes.

(2) Includes 5,000 shares held by Mr. Balfour as custodian for his children and 610 shares earned pursuant to the directors' deferred compensation plan.
(3) Represents shares held in Mr. Campbell's individual retirement account.
(4) Includes 30,000 shares subject to presently exercisable stock options, 5,904 shares held in Mr. Cheney's individual retirement account, 722 shares held in Mr. Cheney's wife's individual retirement account, 30,000 shares held in Mr. Cheney's father's individual retirement account for the benefit of Mr. Cheney, 1,745 shares earned pursuant to the directors' deferred compensation plan, and 1,213 shares earned pursuant to the bonus plan for executive officers.
(5) Includes 755 shares earned pursuant to the directors' deferred compensation plan.
(6) Includes 920 shares earned pursuant to the directors' deferred compensation plan.
(7) Includes 30,000 shares subject to presently exercisable stock options, 10,088 shares held in Mr. Hodges' individual retirement account 1,534 shares held by Mr. Hodges as custodian for his children, 1,705 shares earned, pursuant to the directors' deferred compensation plan, and 723 shares earned pursuant to the bonus plan for executive officers.
(8) Includes 695 shares earned pursuant to the directors' deferred compensation plan.
(9) Includes 560 shares earned pursuant to the directors' deferred compensation plan.
(10) Includes 12,200 shares held in Mr. McKinnon's individual retirement account and 1,555 shares earned pursuant to the directors' deferred compensation plan.
(11) Includes 730 shares earned pursuant to the directors' deferred compensation plan.
(12) Shares are held in trust in the name of Central Memphis Company, c/o First Tennessee Bank Trust Division. Includes 305 shares earned pursuant to the directors' deferred compensation plan.
(13) Includes 24,000 shares held by Mr. Scott as custodian for his children, 10,000 shares held in Mr. Scott's individual retirement account and 1,000 shares earned pursuant to the directors' deferred compensation plan.
(14) Includes 5,246 shares held in Mr. Singletary's individual retirement account, 7,800 shares held as custodian for his children, 10,000 shares owned by Mr. Singletary's wife and 9,486 shares held in Mr. Singletary's wife's individual retirement account and includes 1,735 shares earned pursuant to the directors' deferred compensation plan. Mr. Singletary's address is 102 Chukkars Drive, Thomasville, Georgia 31792.
(15) Includes 60,000 shares subject to presently exercisable options and 12,315 shares earned pursuant to the directors' deferred compensation plan.

                             EXECUTIVE COMPENSATION

        The following table provides certain summary information for the fiscal years ended December 31, 1999, 1998 and 1997 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                              ANNUAL                 LONG TERM
                                           COMPENSATION             COMPENSATION
                                         -----------------        ----------------

        NAME AND                                                 RESTRICTED   NUMBER OF
        PRINCIPAL                                                  STOCK       OPTIONS        ALL OTHER
        POSITION             YEAR       SALARY        BONUS       AWARDS(1)    AWARDED     COMPENSATION(2)
        ---------            ----       ------        -----     -----------   ---------    ---------------

Stephen H. Cheney            1999      $108,200      $21,600     $17,300(3)       --           $3,348
   President and             1998       101,000       20,200      21,060(4)       --            3,181
   Chief Executive           1997        82,500       25,000       2,264(5)       --            2,910
   Officer

Charles H. Hodges, III       1999      $ 90,000      $18,000     $15,300(6)       --           $2,833
   Executive Vice            1998        82,000       20,500      20,860(7)       --            2,718
   President                 1997        75,000       22,500       2,264(8)       --            2,588


(1) Represents earned but unissued shares of restricted stock granted at various times during fiscal 1999, 1998 and 1997 pursuant to the directors' deferred compensation plan and as part of the bonus plan for executive officers. See " -- Compensation of Directors."
(2)      Represents matching contributions under the Company's 401(k) plan.
(3) During fiscal 1999, Mr. Cheney earned an aggregate of 865 shares of restricted common stock pursuant to the directors' deferred compensation plan and as part of the bonus plan for executive officers. Because there is no organized trading market for the Company's common stock, fair market value was determined by reference to recent sales of the Company's common stock during 1999.
(4) During fiscal 1998, Mr. Cheney earned an aggregate of 1,053 shares of restricted common stock pursuant to the directors' deferred compensation plan and as part of the bonus plan for executive officers. Because there is no organized trading market for the Company's common stock, fair market value was determined by reference to recent sales of the Company's common stock during 1998.
(5) During fiscal 1997, Mr. Cheney earned an aggregate of 420 shares of restricted common stock earned pursuant to the directors' deferred compensation plan. Because there is no organized trading market for the Company's common stock, fair market value was determined by reference to the book value of the Company's common stock as of December 31, 1997 ($5.39 per share).
(6) During fiscal 1999, Mr. Hodges earned an aggregate of 765 shares of restricted common stock pursuant to the directors' deferred compensation plan and as part of the bonus plan for executive officers. Because there is no organized trading market for the Company's common stock, fair market value was determined by reference to recent sales of the common stock during 1999.
(7) During fiscal 1998, Mr. Hodges earned an aggregate of 643 shares of restricted common stock pursuant to the directors' deferred compensation plan and as part of the bonus plan for executive officers. Because there is no organized trading market for the Company's common stock, fair market value was determined by reference to recent sales of the common stock during 1998.
(8) During fiscal 1997, Mr. Hodges earned an aggregate of 420 shares of Common Stock pursuant to the directors' deferred compensation plan. Because there is no organized trading market for the Company's Common Stock, fair market value was determined by reference to the book value of the Common Stock as of December 31, 1997.

COMPENSATION OF DIRECTORS

         In March 1996, the Board of Directors of the Company approved a deferred compensation plan (the "Directors' Plan") for the Company's directors calling for the issuance of restricted stock grants to directors to compensate each director for each Board meeting and Committee meeting attended. The Directors' Plan provides that each director is deemed to have earned shares of restricted stock in the amount of 10 shares of the Company's common stock for each Bank and each Company Committee meeting attended and 15 shares for each Bank and each Company Board of Directors meeting attended. The shares of restricted stock earned pursuant to the terms of the Directors' Plan do not vest and will not be granted until the earlier to occur of either (i) the retirement, resignation or removal of the director from the Company's Board of Directors or (ii) a change in control of the Company. One of the Company's directors has elected not to participate in the Directors' Plan and has elected to receive in lieu of restricted stock $300 for each Bank and Company Board of Directors meeting attended and $200 for each Bank and Company Committee meeting attended. During fiscal 1999, an aggregate of 2,365 shares of restricted stock were earned under the Directors' Plan.


EMPLOYMENT AGREEMENTS

         On January 14, 1998, the Company and the Bank entered into a four-year employment agreement with Stephen H. Cheney, pursuant to which Mr. Cheney is paid an annual salary of $101,000, which may be increased at the discretion of the Board of Directors of the Bank based on the performance of the Bank as determined by a formula as set forth in Mr. Cheney's employment agreement.

         Mr. Cheney's employment agreement further provides that Mr. Cheney shall receive the use of an automobile and such other benefits as the Company generally makes available to its senior executives.

         Mr. Cheney's employment agreement also contains a non-compete and non-solicitation provision which provides that through the actual date of termination of the Employment Agreement and for a period of five years thereafter, Mr. Cheney shall not, without the prior written consent of the Company, be employed in the banking business in any capacity within Thomas County, Georgia. Mr. Cheney has also agreed that during such period, he will not, without the prior written consent of the Bank, employ or attempt to employ any employees of the Bank or cause an employee of the Bank to work elsewhere.

         In addition, Mr. Cheney's employment agreement provides that the Company may terminate Mr. Cheney's employment agreement for any reason upon majority vote of the Board of Directors of the Company and the Bank.

         On January 14, 1998, the Company and the Bank entered into a four-year employment agreement with Charles H. Hodges, III, containing identical provisions to the employment agreement entered into with Mr. Cheney, except that Mr. Hodges' annual salary is $82,000 per year, which will be increased at the discretion of the Board of Directors of the Bank based on the performance of the Bank as determined by a formula set forth in Mr. Hodges' employment agreement.

STOCK OPTIONS

         No stock options were granted to any of the Named Executive Officers during the fiscal year ended December 31, 1999. The following table presents information regarding the value of unexercised options held at December 31, 1999 by the Named Executive Officers. No stock options were exercised during fiscal 1999.


                                             AGGREGATED OPTION VALUES AS OF DECEMBER 31, 1999
                                        -----------------------------------------------------------------
                                                                                       VALUE OF
                                                 NUMBER OF                           UNEXERCISED
                                            UNEXERCISED OPTIONS                  IN-THE-MONEY OPTIONS
                                             AT FISCAL YEAR END                   AT FISCAL YEAR END
                                               EXERCISABLE/                          EXERCISABLE/
           NAME                                UNEXERCISABLE                       UNEXERCISABLE(1)
---------------------------------       ----------------------------          ---------------------------
Stephen H. Cheney                                30,000/0                            $450,000/$0
Charles H. Hodges, III                           30,000/0                            $450,000/$0

-------------------

(1) Dollar values calculated by determining the difference between the estimated fair market value of the Company's common stock at December 31, 1999 and the exercise price of such options. Because no organized trading market exists for the common stock of the Company, the fair market value was determined by reference to recent sales of the common stock during 1999 ($20.00 per share).


                              CERTAIN TRANSACTIONS

         The Bank extends loans from time to time to certain of the Company's directors, their associates and members of the immediate families of the directors and executive officers of the Company. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.

                                AGENDA ITEM TWO
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company, upon the recommendation of the audit committee, has approved the selection of Francis & Co., CPAs as independent public accountants to audit the books of the Company and its subsidiary for the current year, to report on the consolidated balance sheets and related statements of income, changes in shareholders' equity and cash flows of the Company and its subsidiary and to perform such other appropriate accounting services as may be required by the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF FRANCIS & CO., CPAS AS AUDITORS FOR THE COMPANY AND ITS SUBSIDIARIES FOR THE FISCAL YEAR 2000.

         Representatives of Francis & Co., CPAs are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

         Should shareholders vote negatively, the Board of Directors will consider a change in auditors for the next year.


            ANNUAL REPORT TO SHAREHOLDERS AND REPORTS ON FORM 10-KSB

         Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1999 Annual Report to Shareholders that accompanies this proxy statement. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, is available to shareholders who make a written request therefor to Mr. Terry Alston, Chief Financial Officer, at the offices of the Company, 301 North Broad Street, Thomasville, Georgia 31792. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company's expenses in furnishing such documents.

                             SHAREHOLDER PROPOSALS

         The deadline for submission of shareholder proposals for inclusion in the Company's proxy statement for the 2001 Annual Meeting of Shareholders is December 26, 2000. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2001 Annual Meeting of Shareholders (but not required to be included in the Company's proxy statement) by March 10, 2001, or such proposal will be considered untimely and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.


                                 OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.


                                    By Order of The Board of Directors,


                                    /s/ Stephen H. Cheney
                                    Stephen H. Cheney
                                    President and Chief Executive Officer

Thomasville, Georgia
April 28, 2000

                          THOMASVILLE BANCSHARES, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2000 AT 5:00 P.M., LOCAL TIME.

    The undersigned hereby appoints Stephen H. Cheney and Charles H. Hodges, III, and each of them, attorneys and proxies with full power to each of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting of Shareholders of Thomasville Bancshares, Inc. (the "Company") to be held on Tuesday, May 23, 2000 at 5:00 p.m. at the principal offices of the Company, 301 North Broad Street, Thomasville, Georgia 31792, and at any adjournments or postponements thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

(1) To elect four Class II directors to serve for a term of three years and until their successors are elected and qualified:

     Charles E. Hancock, M.D., Charles H. Hodges, III, Harold L. Jackson, Diane
                                     W. Parker

    [ ]  FOR all nominees listed above                  [ ]  WITHHOLD AUTHORITY
         (except as indicated to the contrary below)         to vote for all
                                                             nominees

        To withhold authority to vote for any individual nominee(s), write that nominee's name(s) on the line below:

--------------------------------------------------------------------------------

(2) To ratify the appointment of Francis & Co., CPAs, as auditors for the Company and its subsidiaries for the fiscal year 2000.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

                          (Continued on reverse side)

                          (Continued from other side)

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED "FOR" ALL NOMINEES REFERRED TO IN PARAGRAPH (1) AND "FOR" THE PROPOSITION REFERRED TO IN PARAGRAPH (2).
                                                  The undersigned revokes any
                                                  prior proxies to vote the
                                                  shares covered by this proxy.

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature

                                                  Date:
                                                       -------------------, 2000

                                                  (When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give title as such. If
                                                  shareholder is a corporation,
                                                  corporate name should be
                                                  signed by an authorized
                                                  officer and the corporate seal
                                                  affixed. For joint accounts,
                                                  each joint owner should sign.)
                                                  IF YOU PLAN TO ATTEND THE
                                                  ANNUAL MEETING IN PERSON,
                                                  PLEASE CHECK THE BOX BELOW:

                                                  [ ] Yes, I will attend the
                                                      Annual Meeting of
                                                      Shareholders.

                                                  PLEASE SIGN, DATE AND MAIL
                                                  THIS PROXY PROMPTLY IN THE
                                                  ENCLOSED REPLY ENVELOPE WHICH
                                                  REQUIRES NO POSTAGE IF MAILED
                                                  IN THE UNITED STATES.